FirstSun Capital Bancorp Reports Third Quarter 2023 Results
Third Quarter 2023 Highlights:
•Net income of $25.2 million, $1.00 per diluted share
•Net interest margin of 4.23%
•Return on average total assets of 1.34%
•Return on average stockholders’ equity of 12.03%
•Average deposit growth of 24.0% annualized
•Loan growth of 1.6% annualized
•20.3% noninterest income to total revenue1
Denver, Colorado – October 27, 2023 – FirstSun Capital Bancorp (“FirstSun”) (OTCQX: FSUN) reported net income of $25.2 million for the third quarter of 2023 compared to net income of $26.5 million for the third quarter of 2022. Earnings per diluted share were $1.00 for the third quarter of 2023 compared to $1.04 for the third quarter of 2022.
Neal Arnold, FirstSun’s President and Chief Executive Officer, commented, “We are pleased to deliver another strong quarter as our focus on growing our C&I and consumer relationships across all of our Southwest markets continues to yield favorable results. Among the highlights this quarter were our strong deposit growth and a stable net interest margin of 4.23%, amidst sharply declining trends in the banking industry as a whole. We believe our balanced business mix, our consistent focus on carefully growing our C&I and consumer businesses as well as our service fee businesses, along with our strong capital base and loan portfolio credit quality provides us with the flexibility to continue to be opportunistic in this environment adding business relationships across the footprint. I want to thank all of our hard-working employees across all of our markets as their dedication to customer service has continued to drive our business growth and success this year.”
Third Quarter 2023 Results
Net income totaled $25.2 million, or $1.00 per diluted share, during the third quarter of 2023, compared to $28.0 million, or $1.11 per diluted share, during the prior quarter. The return on average total assets was 1.34% in the third quarter of 2023, compared to 1.49% in the prior quarter, and the return on average stockholders’ equity was 12.03% in the third quarter of 2023, compared to 13.54% in the prior quarter.
Net Interest Income and Net Interest Margin
Net interest income totaled $73.4 million during the third quarter of 2023, a decrease of $0.4 million compared to the prior quarter. Our net interest margin decreased one basis point to 4.23% compared to the prior quarter. Results in the third quarter of 2023, compared to the prior quarter, were driven by an increase of 42 basis points in the cost of interest-bearing liabilities, partially offset by an increase of 29 basis points in yield on earning assets.
Average loans, including loans held-for-sale, decreased by $40.1 million in the third quarter of 2023, compared to the prior quarter. Loan yield increased by 31 basis points to 6.44% in the third quarter of 2023, compared to the prior quarter, primarily due to the rising interest rate environment and its impact on variable rate loans in the loan portfolio and higher yields on new originations. Average interest-bearing deposits increased $0.4 billion in the third quarter of 2023, compared to the prior quarter. Total cost of deposits increased by 70 basis points to 2.64% in the third quarter of 2023, compared to the prior quarter, primarily due to rising deposit costs as a result of the elevated interest rate environment and an increasing mix of certificates of deposits. Average FHLB borrowings decreased $0.4 billion in the third quarter of 2023, compared to the prior quarter. The cost of FHLB borrowings increased by 21 basis points to 5.40% in the third quarter of 2023, compared to the prior quarter, primarily due to the rising interest rate environment.

1 Total revenue is net interest income plus noninterest income.

Asset Quality and Provision for Credit Losses
The provision for credit losses totaled $3.9 million during the third quarter of 2023, a decrease of $0.5 million from $4.4 million in the prior quarter, primarily due to slower loan growth.
Net charge-offs during the third quarter of 2023 were $2.3 million, resulting in an annualized ratio of net charge-offs to average loans of 0.15%, compared to net charge-offs of $0.7 million, resulting in an annualized ratio of net-charge offs to average loans of 0.05% in the prior quarter. The allowance for credit losses as a percentage of total loans was 1.27% at September 30, 2023, an increase of one basis point from the prior quarter.
The ratio of nonperforming assets to total assets was 0.63% at September 30, 2023, compared to 1.00% at June 30, 2023.
Noninterest Income
Noninterest income totaled $18.7 million during the third quarter of 2023, a decrease of $5.6 million from the prior quarter. Mortgage banking income decreased $4.2 million during the third quarter of 2023, primarily due to lesser fair value gains on our mortgage servicing rights portfolio, net of derivative activity. Other noninterest income decreased $1.4 million during the third quarter of 2023, primarily due to a write-down of an other real estate owned property and a decrease in customer accommodation swap transaction fees. Noninterest income as a percentage of total revenue2 was 20.3%, a decrease of 4.5% from the prior quarter.
Noninterest Expense
Noninterest expense totaled $56.2 million during the third quarter of 2023, a decrease of $1.9 million from the prior quarter. Amortization of intangible assets decreased $1.2 million from the prior quarter. Other noninterest expense decreased $0.9 million primarily due to lower legal and professional fees.
The efficiency ratio for the third quarter of 2023 was 61.02% compared to 59.15% in the prior quarter.
Tax Rate
The effective tax rate was 21.1% in the third quarter of 2023, compared to 21.5% in the prior quarter.
Loans
Loans were $6.2 billion at September 30, 2023, compared to $6.2 billion at June 30, 2023, an increase of $24.4 million in the third quarter of 2023, or 1.6% on an annualized basis.
Deposits
Average deposits were $6.3 billion for the third quarter of 2023, compared to $6.0 billion for the prior quarter, an increase of $358.7 million in the third quarter of 2023, or 24.0% on an annualized basis. Noninterest-bearing deposit accounts represented 25.4% of total deposits at September 30, 2023 and the loan-to-deposit ratio was 97.5% at September 30, 2023.
The ratio of total uninsured deposits to total deposits was estimated to be 32.0% at September 30, 2023, compared to 32.5% at June 30, 2023. The ratio of total uninsured and uncollateralized deposits to total deposits was estimated to be 25.4% at September 30, 2023, compared to 24.1% at June 30, 2023.3
2 Total revenue is net interest income plus noninterest income.
3 Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A.

Capital

Capital ratios remain strong and above “well-capitalized” thresholds. As of September 30, 2023, our common equity tier 1 risk-based capital ratio was 10.79%, total risk-based capital ratio was 12.93% and tier 1 leverage ratio was 10.37%. Book value per common share was $33.83 at September 30, 2023, an increase of $0.81 from June 30, 2023. Tangible book value per common share, a non-GAAP financial measure, was $29.60 at September 30, 2023, an increase of $0.84 from June 30, 2023.

Non-GAAP Financial Measures
This press release (including the tables beginning on page 12) contains financial measures determined by methods other than in accordance with principles generally accepted in the United States (“GAAP”). FirstSun management uses these non-GAAP financial measures in their analysis of FirstSun’s performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. FirstSun believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. FirstSun management believes investors may find these non-GAAP financial measures useful. These non-GAAP financial measures, however, should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the non-GAAP measures used in this press release:
•Tangible common stockholders’ equity;
•Tangible assets;
•Tangible common stockholders’ equity to tangible assets;
•Tangible common stockholders’ equity to tangible assets, reflecting net unrealized losses on HTM securities, net of tax;
•Tangible book value per common share;
•Net income excluding merger costs;
•Return on average total assets excluding merger costs;
•Return on average stockholders’ equity excluding merger costs;
•Efficiency ratio excluding merger related expenses;
•Diluted earnings per share excluding merger related costs; and
•Fully tax equivalent (“FTE”) net interest income and net interest margin on FTE basis.
The tables beginning on page 12 provide a reconciliation of each non-GAAP financial measure contained in this press release to the most comparable GAAP equivalent.

About FirstSun Capital Bancorp
FirstSun Capital Bancorp, headquartered in Denver, Colorado, is the financial holding company for Sunflower Bank, N.A., which operates as Sunflower Bank, First National 1870 and Guardian Mortgage. Sunflower Bank provides a full range of relationship-focused services to meet personal, business and wealth management financial objectives, with a branch network in five states and mortgage capabilities in 43 states. FirstSun had total consolidated assets of $7.8 billion as of September 30, 2023.
First National 1870 and Guardian Mortgage are divisions of Sunflower Bank, N.A. To learn more, visit ir.firstsuncb.com, SunflowerBank.com, FirstNational1870.com or GuardianMortgageOnline.com.

Summary Data:

	As of and for the quarter ended			As of and for the nine months ended
($ in thousands, except per share amounts)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net interest income	$73,410	$73,835	$68,486	$221,362	$168,356
Provision for credit losses	3,890	4,422	3,750	11,672	12,450
Noninterest income	18,650	24,290	24,953	61,871	70,948
Noninterest expense	56,176	58,043	55,548	170,485	183,683
Income before income taxes	31,994	35,660	34,141	101,076	43,171
Provision for income taxes	6,762	7,654	7,628	21,557	8,559
Net income	25,232	28,006	26,513	79,519	34,612
Net income, excluding merger costs (1)	25,232	28,006	26,513	79,519	51,643
Diluted earnings per share	$1.00	$1.11	$1.04	$3.13	$1.49
Diluted earnings per share, excluding merger costs (1)	$1.00	$1.11	$1.04	$3.13	$2.22
Return on average total assets	1.34%	1.49%	1.52%	1.42%	0.70%
Return on average total assets, excluding merger costs (1)	1.34%	1.49%	1.52%	1.42%	1.04%
Return on average stockholders' equity	12.03%	13.54%	14.50%	12.97%	6.90%
Return on average stockholders’ equity, excluding merger costs (1)	12.03%	13.54%	14.50%	12.97%	10.29%
Net interest margin	4.23%	4.24%	4.26%	4.28%	3.66%
Net interest margin (FTE basis) (1)	4.30%	4.32%	4.31%	4.36%	3.75%
Efficiency ratio	61.02%	59.15%	59.45%	60.19%	76.76%
Efficiency ratio, excluding merger related expenses (1)	61.02%	59.15%	59.45%	60.19%	68.92%
Noninterest income to total revenue (2)	20.3%	24.8%	26.7%	21.8%	29.6%
Total assets	$7,756,875	$7,797,344	$7,052,917	$7,756,875	$7,052,917
Total loans held-for-sale	51,465	56,350	67,535	51,465	67,535
Total loans held-for-investment	6,179,522	6,155,090	5,556,686	6,179,522	5,556,686
Total deposits	6,339,847	6,150,418	5,760,418	6,339,847	5,760,418
Total stockholders' equity	843,719	823,635	750,653	843,719	750,653
Loan to deposit ratio	97.5%	100.1%	96.5%	97.5%	96.5%
Book value per common share	$33.83	$33.02	$30.14	$33.83	$30.14
Tangible book value per common share (1)	$29.60	$28.76	$25.67	$29.60	$25.67
(1) Represents a non-GAAP financial measure. See the tables beginning on page 12 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
(2) Total revenue is net interest income plus noninterest income.

Condensed Consolidated Statements of Income (Unaudited):

	As of and for the quarter ended			As of and for the nine months ended
($ in thousands, except per share amounts)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Total interest income	$106,775	$102,032	$73,763	$303,710	$181,652
Total interest expense	33,365	28,197	5,277	82,348	13,296
Net interest income	73,410	73,835	68,486	221,362	168,356
Provision for credit losses	3,890	4,422	3,750	11,672	12,450
Net interest income after provision for credit losses	69,520	69,413	64,736	209,690	155,906
Noninterest income:
Service charges on deposits	5,475	5,358	4,807	15,848	13,111
Credit and debit card fees	2,996	3,057	3,103	9,034	8,508
Trust and investment advisory fees	1,398	1,478	1,552	4,337	5,408
Mortgage banking income, net	7,413	11,659	13,785	26,501	40,017
Other noninterest income	1,368	2,738	1,706	6,151	3,904
Total noninterest income	18,650	24,290	24,953	61,871	70,948
Noninterest expense:
Salaries and benefits	33,968	34,056	32,508	103,073	101,981
Occupancy and equipment	8,216	7,948	8,216	24,338	22,802
Amortization of intangible assets	899	2,050	935	3,993	2,197
Merger related expenses	—	—	—	—	18,751
Other noninterest expenses	13,093	13,989	13,889	39,081	37,952
Total noninterest expense	56,176	58,043	55,548	170,485	183,683
Income before income taxes	31,994	35,660	34,141	101,076	43,171
Provision for income taxes	6,762	7,654	7,628	21,557	8,559
Net income	$25,232	$28,006	$26,513	$79,519	$34,612
Earnings per share - basic	$1.01	$1.12	$1.07	$3.19	$1.53
Earnings per share - diluted	$1.00	$1.11	$1.04	$3.13	$1.49

Condensed Consolidated Balance Sheets as of (Unaudited):

($ in thousands)	September 30, 2023	June 30, 2023	September 30, 2022
Assets
Cash and cash equivalents	$443,887	$492,735	$325,039
Securities available-for-sale, at fair value	495,992	515,956	551,165
Securities held-to-maturity	37,410	37,883	39,148
Loans held-for-sale, at fair value	51,465	56,350	67,535
Loans	6,179,522	6,155,090	5,556,686
Allowance for credit losses	(78,666)	(77,362)	(59,678)
Loans, net	6,100,856	6,077,728	5,497,008
Mortgage servicing rights, at fair value	81,036	78,390	73,850
Premises and equipment, net	83,733	84,483	88,490
Other real estate owned and foreclosed assets, net	8,395	10,139	5,391
Goodwill	93,483	93,483	93,483
Intangible assets, net	11,813	12,712	17,825
All other assets	348,805	337,485	293,983
Total assets	$7,756,875	$7,797,344	$7,052,917
Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing demand deposit accounts	$1,610,650	$1,667,247	$1,946,215
Interest-bearing deposit accounts:
Interest-bearing demand accounts	440,845	379,779	160,082
Savings and money market accounts	2,476,097	2,441,349	3,008,433
NOW accounts	35,686	48,270	46,128
Certificate of deposit accounts	1,776,569	1,613,773	599,560
Total deposits	6,339,847	6,150,418	5,760,418
Securities sold under agreements to repurchase	25,868	32,861	51,256
Federal Home Loan Bank advances	330,000	570,585	310,872
Other borrowings	75,180	80,511	80,097
Other liabilities	142,261	139,334	99,621
Total liabilities	6,913,156	6,973,709	6,302,264
Stockholders' equity:
Preferred stock	—	—	—
Common stock	2	2	2
Additional paid-in capital	462,507	461,856	460,530
Retained earnings	433,508	408,276	333,227
Accumulated other comprehensive loss, net	(52,298)	(46,499)	(43,106)
Total stockholders' equity	843,719	823,635	750,653
Total liabilities and stockholders' equity	$7,756,875	$7,797,344	$7,052,917

Share Data:

	As of and for the quarter ended			As of and for the nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Weighted average common shares outstanding, basic	24,942,389	24,933,664	24,877,607	24,933,168	22,685,496
Weighted average common shares outstanding, diluted	25,357,807	25,206,359	25,494,315	25,365,297	23,281,933
Period end common shares outstanding	24,942,645	24,941,468	24,906,032	24,942,645	24,906,032
Book value per common share	$33.83	$33.02	$30.14	$33.83	$30.14
Tangible book value per common share (1)	$29.60	$28.76	$25.67	$29.60	$25.67
Consolidated Capital Ratios as of:

	September 30, 2023	June 30, 2023	September 30, 2022
Stockholders' equity to total assets	10.88%	10.56%	10.64%
Tangible common stockholders' equity to tangible assets (1)	9.65%	9.33%	9.21%
Tangible common stockholders' equity to tangible assets reflecting net unrealized losses on HTM securities, net of tax (1) (2)	9.59%	9.28%	9.16%
Tier 1 leverage ratio	10.37%	10.00%	9.55%
Common equity tier 1 risk-based capital ratio	10.79%	10.40%	9.99%
Tier 1 risk-based capital ratio	10.79%	10.40%	9.99%
Total risk-based capital ratio	12.93%	12.52%	12.06%
(1) Represents a non-GAAP financial measure. See the tables beginning on page 12 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
(2) Tangible common stockholders’ equity and tangible assets have been adjusted to reflect net unrealized losses on held-to-maturity securities, net of tax.

Summary of Net Interest Margin:

	For the quarter ended September 30, 2023			For the quarter ended June 30, 2023			For the quarter ended September 30, 2022
(In thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest Earning Assets
Loans (1)	6,180,684	99,565	6.44%	6,220,833	95,320	6.13%	5,512,846	68,270	4.95%
Investment securities	545,257	4,226	3.10%	563,902	4,227	3.00%	613,325	3,644	2.38%
Interest-bearing cash and other assets	221,559	2,984	5.39%	176,672	2,485	5.63%	308,482	1,849	2.40%
Total earning assets	6,947,500	106,775	6.15%	6,961,407	102,032	5.86%	6,434,653	73,763	4.59%
Other assets	557,988			556,105			519,663
Total assets	$7,505,488			$7,517,512			$6,954,316

Interest-bearing liabilities
Demand and NOW deposits	$466,837	$3,813	3.27%	$332,695	$2,124	2.55%	$202,290	$495	0.98%
Savings deposits	439,172	680	0.62%	448,059	491	0.44%	506,548	227	0.18%
Money market deposits	2,026,028	7,997	1.58%	2,107,379	5,874	1.11%	2,617,452	1,632	0.25%
Certificates of deposits	1,748,515	18,406	4.21%	1,392,847	12,240	3.52%	593,479	920	0.62%
Total deposits	4,680,552	30,896	2.64%	4,280,980	20,729	1.94%	3,919,769	3,274	0.33%
Repurchase agreements	26,549	65	0.98%	33,673	68	0.80%	51,264	51	0.40%
Total deposits and repurchase agreements	4,707,101	30,961	2.63%	4,314,653	20,797	1.93%	3,971,033	3,325	0.33%
FHLB borrowings	84,332	1,139	5.40%	472,105	6,121	5.19%	160,310	761	1.90%
Other long-term borrowings	78,680	1,265	6.44%	80,440	1,279	6.36%	80,031	1,191	5.95%
Total interest-bearing liabilities	4,870,113	33,365	2.74%	4,867,198	28,197	2.32%	4,211,374	5,277	0.50%
Noninterest-bearing deposits	1,654,090			1,694,961			1,924,055
Other liabilities	142,027			128,118			87,338
Stockholders' equity	839,258			827,235			731,549
Total liabilities and stockholders' equity	$7,505,488			$7,517,512			$6,954,316

Net interest income		$73,410			$73,835			$68,486
Net interest spread		3.41%			3.54%			4.09%
Net interest margin		4.23%			4.24%			4.26%
Net interest margin (on FTE basis) (2)		4.30%			4.32%			4.31%
(1) Includes loans held-for-investment, including nonaccrual loans, and loans held-for-sale.
(2) Represents a non-GAAP financial measure. See the tables beginning on page 12 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

	For the nine months ended
	September 30, 2023			September 30, 2022
(In thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest Earning Assets
Loans (1)	6,144,057	283,486	6.15%	5,015,680	168,713	4.48%
Investment securities	559,855	12,617	3.00%	615,726	9,252	2.00%
Interest-bearing cash and other assets	187,468	7,607	5.41%	496,349	3,687	0.99%
Total earning assets	6,891,380	303,710	5.88%	6,127,755	181,652	3.95%
Other assets	553,628			473,909
Total assets	$7,445,008			$6,601,664

Interest-bearing liabilities
Demand and NOW deposits	$343,112	$7,171	2.79%	$214,862	$848	0.53%
Savings deposits	452,298	1,616	0.48%	497,240	451	0.12%
Money market deposits	2,142,301	18,939	1.18%	2,567,406	3,644	0.19%
Certificates of deposits	1,407,264	38,078	3.61%	498,753	2,077	0.56%
Total deposits	4,344,975	65,804	2.02%	3,778,261	7,020	0.25%
Repurchase agreements	29,953	163	0.73%	59,572	74	0.17%
Total deposits and repurchase agreements	4,374,928	65,967	2.01%	3,837,833	7,094	0.25%
FHLB borrowings	335,485	12,576	5.00%	128,654	1,680	1.74%
Other long-term borrowings	79,801	3,805	6.36%	82,768	4,522	7.28%
Total interest-bearing liabilities	4,790,214	82,348	2.29%	4,049,255	13,296	0.44%
Noninterest-bearing deposits	1,705,392			1,805,982
Other liabilities	131,628			77,436
Stockholders' equity	817,774			668,991
Total liabilities and stockholders' equity	$7,445,008			$6,601,664

Net interest income		$221,362			$168,356
Net interest spread		3.59%			3.51%
Net interest margin		4.28%			3.66%
Net interest margin (on FTE basis) (2)		4.36%			3.75%
(1) Includes loans held-for-investment, including nonaccrual loans, and loans held-for-sale.
(2) Represents a non-GAAP financial measure. See the tables beginning on page 12 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Deposits:

($ in thousands)	September 30, 2023	June 30, 2023	September 30, 2023 vs June 30, 2023 % change	September 30, 2022	September 30, 2023 vs September 30, 2022 % change
Consumer
Noninterest bearing deposit accounts	$366,366	$375,583	(2.45)%	$419,977	(12.77)%
Interest-bearing deposit accounts:
Demand and NOW deposits	33,340	34,731	(4.01)%	26,612	25.28%
Savings deposits	356,890	378,193	(5.63)%	445,956	(19.97)%
Money market deposits	1,149,365	1,174,883	(2.17)%	1,538,567	(25.30)%
Certificates of deposits	1,366,255	1,095,754	24.69%	531,400	157.10%
Total interest-bearing deposit accounts	2,905,850	2,683,561	8.28%	2,542,535	14.29%
Total consumer deposits	$3,272,216	$3,059,144	6.97%	$2,962,512	10.45%
Business
Noninterest bearing deposit accounts	$1,244,284	$1,291,664	(3.67)%	$1,526,238	(18.47)%
Interest-bearing deposit accounts:
Demand and NOW deposits	443,191	393,318	12.68%	179,598	146.77%
Savings deposits	85,234	30,904	175.80%	34,490	147.13%
Money market deposits	859,516	832,279	3.27%	964,386	(10.87)%
Certificates of deposits	77,228	77,604	(0.48)%	49,670	55.48%
Total interest-bearing deposit accounts	1,465,169	1,334,105	9.82%	1,228,144	19.30%
Total business deposits	$2,709,453	$2,625,769	3.19%	$2,754,382	(1.63)%
Wholesale deposits (1)	$358,178	$465,505	(23.06)%	$43,524	722.94%
Total deposits	$6,339,847	$6,150,418	3.08%	$5,760,418	10.06%
(1) Wholesale deposits consist of brokered deposits included in our condensed consolidated balance sheets within certificates of deposits and savings and money market accounts.
Balance Sheet Ratios:

	September 30, 2023	June 30, 2023	September 30, 2022
Cash to total assets (1)	5.60%	6.20%	2.10%
Loan to deposit ratio	97.5%	100.1%	96.5%
Uninsured deposits to total deposits (2)	32.0%	32.5%	42.7%
Uninsured and uncollateralized deposits to total deposits (2)	25.4%	24.1%	31.8%
Wholesale deposits and borrowings to total liabilities (3)	10.0%	14.9%	5.6%
(1) Cash consists of cash and amounts due from banks and interest-bearing deposits with other financial institutions.
(2) Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A. and are estimated.
(3) Wholesale deposits consist of brokered deposits included in our condensed consolidated balance sheets within certificates of deposits and savings and money market accounts. Wholesale borrowings consist of FHLB overnight and term advances.

Loan Portfolio:

($ in thousands)	September 30, 2023	June 30, 2023	September 30, 2023 vs June 30, 2023 % change	September 30, 2022	September 30, 2023 vs September 30, 2022 % change
Commercial and industrial	$2,459,358	$2,474,531	(0.6)%	$2,049,294	20.0%
Commercial real estate:
Non-owner occupied	767,135	723,365	6.1%	821,262	(6.6)%
Owner occupied	631,352	643,191	(1.8)%	657,853	(4.0)%
Construction and land	329,433	316,399	4.1%	293,201	12.4%
Multifamily	114,535	100,464	14.0%	90,380	26.7%
Total commercial real estate	1,842,455	1,783,419	3.3%	1,862,696	(1.1)%
Residential real estate	1,059,074	1,082,991	(2.2)%	912,776	16.0%
Public Finance	602,844	611,748	(1.5)%	591,171	2.0%
Consumer	37,681	39,909	(5.6)%	43,146	(12.7)%
Other	178,110	162,492	9.6%	97,603	82.5%
Total loans, net of deferred costs, fees, premiums, and discounts	$6,179,522	$6,155,090	0.4%	$5,556,686	11.2%
Asset Quality:

	As of and for the quarter ended			As of and for the nine months ended
($ in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net charge-offs (recoveries)	$2,296	$717	$149	$3,067	$319
Allowance for credit losses	$78,666	$77,362	$59,678	$78,666	$59,678
Nonperforming loans, including nonaccrual loans, and accrual loans greater than 90 days past due (1)	$40,743	$67,840	$34,031	$40,743	$34,031
Nonperforming assets (1)	$49,138	$77,979	$39,422	$49,138	$39,422
Ratio of net charge-offs (recoveries) to average loans outstanding	0.15%	0.05%	0.01%	0.07%	0.01%
Allowance for credit losses to total loans outstanding	1.27%	1.26%	1.07%	1.27%	1.07%
Allowance for credit losses to total nonperforming loans (1)	193.08%	114.04%	175.36%	193.08%	175.36%
Nonperforming loans to total loans (1)	0.66%	1.10%	0.61%	0.66%	0.61%
Nonperforming assets to total assets (1)	0.63%	1.00%	0.56%	0.63%	0.56%
(1) On January 1, 2023, we adopted ASU 2022-02, whereby we no longer recognize or account for TDRs. The loans previously classified as accrual TDRs are no longer considered nonperforming. We have adjusted prior periods to reflect this change in accounting.

Non-GAAP Financial Measures and Reconciliations:

	As of and for the quarter ended			As of and for the nine months ended
($ in thousands, except share and per share amounts)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Tangible common stockholders’ equity:
Total common stockholders' equity (GAAP)	$843,719	$823,635	$750,653	$843,719	$750,653
Less: Goodwill and other intangible assets:
Goodwill	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)
Other intangible assets	(11,813)	(12,712)	(17,825)	(11,813)	(17,825)
Total tangible common stockholders' equity (non-GAAP) (1)	$738,423	$717,440	$639,345	$738,423	$639,345
Tangible assets:
Total assets (GAAP)	$7,756,875	$7,797,344	$7,052,917	$7,756,875	$7,052,917
Less: Goodwill and other intangible assets:
Goodwill	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)
Other intangible assets	(11,813)	(12,712)	(17,825)	(11,813)	(17,825)
Total tangible assets (non-GAAP)	$7,651,579	$7,691,149	$6,941,609	$7,651,579	$6,941,609
Tangible common stockholders’ equity to tangible assets:
Common stockholders' equity to total assets (GAAP)	10.88%	10.56%	10.64%	10.88%	10.64%
Less: Impact of goodwill and other intangible assets	(1.23)%	(1.23)%	(1.43)%	(1.23)%	(1.43)%
Tangible common stockholders' equity to tangible assets (non-GAAP) (1)	9.65%	9.33%	9.21%	9.65%	9.21%
Tangible common stockholders’ equity to tangible assets, reflecting net unrealized losses on HTM securities, net of tax:
Total tangible common stockholders' equity (non-GAAP)	$738,423	$717,440	$639,345	$738,423	$639,345
Less: Net unrealized losses on HTM securities, net of tax	(5,001)	(3,821)	(3,810)	(5,001)	(3,810)
Total tangible common stockholders’ equity less net unrealized losses on HTM securities, net of tax (non-GAAP)	$733,422	$713,619	$635,535	$733,422	$635,535
Total tangible assets (non-GAAP)	$7,651,579	$7,691,149	$6,941,609	$7,651,579	$6,941,609
Less: Net unrealized losses on HTM securities, net of tax	(5,001)	(3,821)	(3,810)	(5,001)	(3,810)
Total tangible assets less net unrealized losses on HTM securities, net of tax (non-GAAP)	$7,646,578	$7,687,328	$6,937,799	$7,646,578	$6,937,799
Tangible common stockholders’ equity to tangible assets (non-GAAP)	9.65%	9.33%	9.21%	9.65%	9.21%
Less: Net unrealized losses on HTM securities, net of tax	(0.06)%	(0.05)%	(0.05)%	(0.06)%	(0.05)%
Tangible common stockholders’ equity to tangible assets reflecting net unrealized losses on HTM securities, net of tax (non-GAAP)	9.59%	9.28%	9.16%	9.59%	9.16%
(1) For all periods presented tangible stockholders’ equity is the same as tangible common stockholders’ equity.

	As of and for the quarter ended			As of and for the nine months ended
($ in thousands, except share and per share amounts)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Tangible book value per common share:
Stockholders' equity (GAAP)	$843,719	$823,635	$750,653	$843,719	$750,653
Tangible stockholders' equity (non-GAAP) (1)	$738,423	$717,440	$639,345	$738,423	$639,345
Total common shares outstanding	24,942,645	24,941,468	24,906,032	24,942,645	24,906,032
Book value per common share (GAAP)	$33.83	$33.02	$30.14	$33.83	$30.14
Tangible book value per common share (non-GAAP)	$29.60	$28.76	$25.67	$29.60	$25.67
Net income excluding merger costs:
Net income (GAAP)	$25,232	$28,006	$26,513	$79,519	$34,612
Add: Merger costs
Merger related expenses	—	—	—	—	18,751
Income tax effect on merger related expenses	—	—	—	—	(4,083)
Provision for loan loss on Pioneer loans marked at a premium	—	—	—	—	2,884
Income tax effect on provision for loan loss on Pioneer loans marked at a premium	—	—	—	—	(521)
Total merger costs	—	—	—	—	17,031
Net income excluding merger costs (non-GAAP)	$25,232	$28,006	$26,513	$79,519	$51,643
Return on average total assets excluding merger costs:
Return on average total assets (ROAA) (GAAP)	1.34%	1.49%	1.52%	1.42%	0.70%
Add: Impact of merger costs, net of tax	—%	—%	—%	—%	0.34%
ROAA excluding merger costs (non-GAAP)	1.34%	1.49%	1.52%	1.42%	1.04%
Return on average stockholders’ equity excluding merger costs:
Return on average stockholders' equity (ROAE) (GAAP)	12.03%	13.54%	14.50%	12.97%	6.90%
Add: Impact of merger costs, net of tax	—%	—%	—%	—%	3.39%
ROAE excluding merger costs (non-GAAP)	12.03%	13.54%	14.50%	12.97%	10.29%
Efficiency ratio excluding merger related expenses:
Efficiency ratio (GAAP)	61.02%	59.15%	59.45%	60.19%	76.76%
Less: Impact of merger related expenses	—%	—%	—%	—%	(7.84)%
Efficiency ratio excluding merger related expenses (non-GAAP)	61.02%	59.15%	59.45%	60.19%	68.92%
Diluted earnings per share excluding merger costs:
Diluted earnings per share (GAAP)	$1.00	$1.11	$1.04	$3.13	$1.49
Add: Impact of merger costs, net of tax	—	—	—	—	0.73
Diluted earnings per share excluding merger costs (non-GAAP)	$1.00	$1.11	$1.04	$3.13	$2.22
(1) For all periods presented tangible stockholders’ equity is the same as tangible common stockholders’ equity.

	As of and for the quarter ended			As of and for the nine months ended
($ in thousands, except share and per share amounts)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Fully tax equivalent (“FTE”) net interest income and net interest margin on FTE basis:
Net interest income (GAAP)	$73,410	$73,835	$68,486	$221,362	$168,356
Gross income effect of tax exempt income	1,286	1,288	1,236	3,816	3,841
FTE net interest income (non-GAAP)	$74,696	$75,123	$69,722	$225,178	$172,197
Average earning assets	$6,947,500	$6,961,407	$6,434,653	$6,891,380	$6,127,755
Net interest margin	4.23%	4.24%	4.26%	4.28%	3.66%
Net interest margin on FTE basis (non-GAAP)	4.30%	4.32%	4.31%	4.36%	3.75%